NEWS FOR IMMEDIATE RELEASE

April 16, 2003                              For Further Information Contact:

                                            Paul M. Limbert
                                            President & CEO

                                                   or

                                            Robert H. Young
                                            Executive VP & CFO

                                            (304) 234-9000
                                            NASDAQ Trading Symbol: WSBC
                                            Website: www.wesbanco.com

WesBanco Announces Increased First Quarter 2003 Earnings
--------------------------------------------------------

Wheeling, WV... Paul M. Limbert, President & CEO of WesBanco, Inc., a Wheeling, West Virginia based multi-state bank holding company, today announced earnings for the first quarter ended March 31, 2003.

Mr. Limbert stated that WesBanco's net income for the first quarter of 2003 increased 10.2% to $8.9 million, compared to $8.1 million for the first quarter of 2002. Earnings per share increased 4.8% to $0.44, compared to $0.42 for the first quarter of 2002. Return on average assets was 1.09% for the first quarter ended March 31, 2003, compared to 1.21% in 2002, and return on average equity was 11.14% and 11.63%, respectively. The results for 2002 reflect the acquisition of American Bancorporation ("American") as of March 1, 2002.

"I am very pleased with WesBanco's earnings performance for the first quarter. With the current historically low interest rate environment, as well as the continuing weak economic conditions facing our country and our market area, we have increased our earnings per share 4.8%, compared to the first quarter of 2002," said Paul M. Limbert, President and Chief Executive Officer. "WesBanco continues to explore new products, services, and potential acquisitions in order to increase earnings and maximize total return to shareholders."

Taxable equivalent net interest income increased $1.3 million or 5.0%, compared to the first quarter in 2002. Average earning assets increased $505.1 million or 20.2%, compared to the first quarter in 2002. The increase in net interest income due to earning asset growth was partially offset by a decrease in the net interest margin to 3.65%, compared to 4.18% for the first quarter in 2002. The margin decrease resulted from a combination of factors, including the American acquisition with its lower overall net interest margin, commercial and mortgage loan refinancing at historically low rates, lower new loan demand, rate floors on deposit accounts causing rate compression between loan and deposit products and lower yields on investment security reinvestments. With interest rates at historical lows, WesBanco anticipates continued loan and security prepayments, which may result in an additional reduction in the net interest margin for the remainder of the year. Management actions may reduce the impact of this anticipated reduction, by decreasing certain core deposit rates, expansion of home equity, residential mortgage and commercial loan volumes and the purchase of additional intermediate-term securities.

Non-interest income, excluding net securities gains, increased $1.3 million or 22.1%, compared to the first quarter in 2002. The increase is related to growth in deposit activity fees, increases in ATM and debit card interchange income and an increase in bank owned life insurance income as a result of a new investment of $40.0 million at year end 2002. Trust fees decreased $0.1 million or 4.3%, compared to the first quarter in 2002, primarily due to the continued decline in the equity markets somewhat offset by new account relationships. The market value of trust assets under management was $2.3 billion at March 31, 2003, compared to $2.8 billion at March 31, 2002 and $2.3 billion at December 31, 2002. Net securities gains decreased $0.2 million or 14.3%, compared to the first quarter in 2002.

The provision for loan losses decreased $0.3 million or 11.6%, compared to the first quarter in 2002. This reduction reflects several credit quality factors such as lower delinquency rates, an overall decrease in net charge-offs and management's evaluation of the adequacy of the allowance for loan losses. Net loan charge-offs as a percentage of average total loans on an annualized basis was 0.34%, compared to 0.67% for the first quarter in 2002.

The allowance for loan losses at March 31, 2003 was $25.5 million, compared to $24.2 million at March 31, 2002, representing 1.40% as a percentage of total loans. The allowance currently provides coverage of 2.22 times non-performing loans and 1.25 times non-performing loans plus loans past due 90 days or more. Non-performing loans, excluding loans past due 90 days or more, increased $1.8 million or 18.7%, compared to the first quarter in 2002, primarily due to economic factors in WesBanco's regional markets. However, loans past due 90 days or more decreased $3.1



                                2


million or 25.7%, compared to the first quarter in 2002, as a result of increased collection efforts on loans that did not migrate to non-performing status. Non-performing loans as a percentage of total loans were 0.63% at March 31, 2003, compared to 0.52% at March 31, 2002.

Non-interest expense, excluding merger-related expenses, increased $3.3 million or 19.5%, compared to the first quarter in 2002. The increase was partially related to an increase in operational costs associated with the additional banking offices and related expenses acquired in the American transaction. WesBanco also experienced a $1.3 million or 14.8% increase in salary and employee benefit costs due to a $0.7 million or 9.3% increase in salary expense and a $0.4 million or 208.1% increase in pension costs. Pension expense for all of 2003 is expected to approximate $2.2 million, compared to $0.6 million for 2002. Other factors influencing expenses in the first quarter of 2003 included higher consulting expenses due to several ongoing technology initiatives, higher marketing expenses and certain branch renovation and maintenance expenses. During the quarter, three branches were closed through consolidation with nearby locations, completing the WesBanco/American branch integration plan.

The provision for income taxes decreased $1.1 million or 33.8%, compared to
the first quarter in 2002.   The effective tax rate declined to 19.6%,
compared to 28.8% for the first quarter in 2002. The decrease in the effective tax rate was primarily due to an increase in state and municipal tax-exempt interest income and income on bank owned life insurance, as well as the implementation of certain income tax strategies.

Total loans decreased $42.4 million or 2.3% at March 31, 2003, compared to March 31, 2002, reflecting declines in consumer and real estate loans, which more than offset a modest increase in commercial loans. The decrease in consumer loans resulted from an anticipated reduction in the indirect automobile lending area caused by ongoing risk and profitability management initiatives and increased competition for these loans from automobile manufacturing finance companies offering low or zero interest rate loans primarily in the new car segment. The decline in real estate loans reflected increased prepayments of both higher fixed rate and adjustable rate mortgages as customers sought to lock in lower fixed rate loans. The increase in commercial loans reflects continued demand for commercial real estate loans as many investors seek alternatives to the equity and bond markets.


                                3


Total investment securities increased $181.4 million or 17.7% at March 31, 2003, compared to March 31, 2002. The increase in investment securities was primarily due to increased liquidity as core deposits grew, coupled with a decrease in mortgage and consumer loans. Cash flows from the portfolio have increased over the last few months, primarily due to sales, calls and increased prepayments. As a result, WesBanco has reinvested these cash flows into lower yielding securities which decreased the portfolio's tax equivalent yield for the first quarter of 2003 to 5.35% from last year's 6.06% and the fourth quarter's 5.51%. Cash flows on the investment portfolio are projected to be higher throughout the year due to the current low interest rates and the shorter duration of the portfolio as compared to the prior year.

Total deposits increased $69.3 million or 2.9% at March 31, 2003, compared to the prior year and $55.6 million or 2.3%, compared to December 31, 2002. Compared to year-end, certificates of deposits increased $28.8 million or 3.0% and money market accounts increased $14.9 million or 2.9%. Deposit growth, compared to the first quarter in 2002, resulted from increases in money market deposit accounts, interest bearing and non-interest bearing demand deposits. These increases were partially offset by decreases in certificates of deposit and savings account products due to customers choosing higher rate money market products over fixed rate longer term deposit accounts.

Shareholders' equity remained strong for the quarter ended March 31, 2003 highlighted by a Tier I leverage ratio of 8.43%, compared to 10.54% at March 31, 2002. Book value increased to $15.89 per share from $15.38 per share last year.

As of March 31, 2003, WesBanco had repurchased a total of 791,492 shares through the current one million-share stock repurchase plan approved by the Board on June 20, 2002. The timing, price and quantity of purchases are at the discretion of WesBanco and the program may be discontinued or suspended at any time. In the first quarter of 2003 WesBanco repurchased a total of 282,893 shares through its stock repurchase plan at an average cost of $23.88 per share.

WesBanco is a multi-state bank holding company presently operating through 72 banking offices and 102 ATM machines in West Virginia, Central and Eastern Ohio and Western Pennsylvania. The American acquisition increased WesBanco's market share in the tri-state area while providing expansion into new markets in Washington, Pennsylvania and Columbus and Cambridge, Ohio. WesBanco is the second largest bank holding company headquartered in West

                                 4


Virginia with the third overall deposit market share. Its banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance company, WesBanco Insurance Services, Inc. and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco's discount brokerage operation.

Forward-looking statements in this press release relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with the company's most recent annual report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2002. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effect of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board and Federal Deposit
Insurance Corporation; potential legislative and Federal and State regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services, and/or other external developments materially impacting WesBanco's operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.


###



See attached financial highlights.

                                 5


WESBANCO, INC.
Consolidated Selected Financial Highlights
March 31, 2003 and 2002 and December 31, 2002
------------------------------------------------------------------------------

(unaudited, dollars in thousands)
Balance sheet (period end)                                March 31,                      December 31,
--------------------------                   -----------------------------------       ---------------
Assets                                             2003               2002                   2002
                                             -----------------------------------       ---------------
Cash and due from banks                       $     98,568        $     74,547           $     80,101
Due from banks - Interest bearing                    1,138               1,079                    984
Federal funds sold                                  20,000              36,300                      -
Securities                                       1,205,979           1,024,556              1,193,896
Loans:
 Commercial                                        843,117             804,887                810,973
 Real Estate                                       684,911             702,376                691,783
 Personal                                          297,362             360,510                318,129
                                             ---------------     ---------------        ---------------
   Total loans                                   1,825,390           1,867,773              1,820,885
 Allowance for loan losses                         (25,516)            (24,219)               (25,080)
                                             ---------------     ---------------        ---------------
   Net loans                                     1,799,874           1,843,554              1,795,805
                                             ---------------     ---------------        ---------------
Premises and equipment                              55,475              57,445                 55,725
Goodwill                                            49,520              47,001                 49,520
Other intangibles                                    9,017              15,971                  9,310
Other assets                                       116,856              64,172                111,890
                                             ---------------     ---------------        ---------------
Total Assets                                  $  3,356,427        $  3,164,625           $  3,297,231
                                             ===============     ===============        ===============

Liabilities and Shareholders' Equity
Non-interest bearing demand deposits          $    304,530        $    275,981           $    301,262
Interest bearing demand deposits                   280,612             269,805                276,131
Money market accounts                              522,938             446,048                508,062
Savings deposits                                   361,504             381,848                357,290
Certificates of deposit                            985,956           1,012,544                957,211
                                             ---------------     ---------------        ---------------
   Total deposits                                2,455,540           2,386,226              2,399,956
                                             ---------------     ---------------        ---------------
Other borrowings                                   512,716             406,920                518,958
Trust preferred securities                          12,650              12,650                 12,650
Other liabilities                                   54,508              31,412                 40,496
Shareholders' equity                               321,013             327,417                325,171
                                             ---------------     ---------------        ---------------
Total Liabilities and Shareholders' Equity    $  3,356,427        $  3,164,625           $  3,297,231
                                             ===============     ===============        ===============


Average balance sheet and                                                  For the Three Months Ended
-------------------------             -------------------------------------------------------------------------------------------
net interest analysis                                            March 31,                                       December 31,
---------------------                 ------------------------------------------------------------      -------------------------
                                                   2003                             2002                             2002
                                      ---------------------------      ---------------------------      -------------------------
                                          Average       Average            Average       Average            Average       Average
                                          Volume         Rate              Volume         Rate              Volume         Rate
                                      ---------------------------      ---------------------------      -------------------------

Loans, net of unearned income          $  1,816,433       6.42%         $  1,648,221       7.39%         $  1,819,943       6.71%
Securities:
  Taxable                                   785,351       4.38%              563,830       5.37%              810,819       4.63%
  Tax-exempt                                371,797       7.39%              255,405       7.57%              368,738       7.45%
                                      -------------------------        -------------------------         -----------------------
    Total securities                      1,157,148       5.35%              819,235       6.06%            1,179,557       5.51%
Federal funds sold                           33,180       1.17%               34,235       1.61%               31,694       1.55%
                                      -------------------------        -------------------------         ------------------------
     Total earning assets                 3,006,761       5.95%            2,501,691       6.87%            3,031,194       6.19%
Other assets                                286,997                          194,152                          248,962
                                      -------------                    -------------                    -------------
Total Assets                           $  3,293,758                     $  2,695,843                     $  3,280,156
                                      =============                    =============                    =============

Liabilities and Shareholders' Equity
Interest bearing demand deposits       $    276,748       0.45%         $    252,191       0.75%         $    277,884       0.49%
Money market accounts                       514,607       2.28%              422,517       2.97%              504,617       2.37%
Savings deposits                            358,244       0.79%              300,311       1.10%              359,674       0.92%
Certificates of deposit                     972,013       3.64%              846,988       4.55%              966,611       3.82%
                                      -------------------------        -------------------------         -----------------------
  Total interest bearing deposits         2,121,612       2.41%            1,822,007       3.09%            2,108,786       2.54%
Other borrowings                            510,385       3.32%              309,648       3.46%              502,261       3.51%
Trust preferred securities                   12,650       8.70%                4,357       8.56%               12,650       8.62%
                                      -------------------------        -------------------------         -----------------------
   Total interest bearing liabilities     2,644,647       2.62%            2,136,012       3.16%            2,623,697       2.76%
                                      -------------------------        -------------------------         -----------------------
Non-interest bearing demand deposits        290,300                          252,136                          292,616
Other liabilities                            35,098                           26,233                           35,661
Shareholders' equity                        323,713                          281,462                          328,182
                                      -------------                    -------------                    -------------
Total Liabilities and
 Shareholders' Equity                  $  3,293,758                     $  2,695,843                     $  3,280,156
                                      =============                    =============                    =============

Taxable equivalent net yield on
 average earning assets                                   3.65%                            4.18%                            3.80%
                                                     ==========                        =========                       ==========


                                 6

WESBANCO, INC.
Consolidated Selected Financial Highlights
March 31, 2003 and 2002 and December 31, 2002
-----------------------------------------------------------------------------
(unaudited, dollars in thousands, except per share amounts)

                                               For the Three Months Ended
                                 --------------------------------------------
                                           March 31,             December 31,
                                 ----------------------------   -------------
Statement of income                   2003           2002             2002
-------------------              -------------  -------------   -------------
Interest income                   $    41,905    $    40,869      $    44,734
Interest expense                       17,063         16,618           18,226
                                 -------------  -------------   -------------
  Net interest income                  24,842         24,251           26,508
Provision for loan losses               1,980          2,239            2,603
                                 -------------  -------------   -------------
  Net interest income after
   provision for loan losses           22,862         22,012           23,905
                                 -------------  -------------   -------------
Non-interest income
 Trust fees                             2,982          3,115            3,180
 Service charges on deposits            2,696          2,291            2,889
 Other income                           1,563            524              852
 Net securities gains                   1,006          1,174              529
                                 -------------  -------------   -------------
   Total non-interest income            8,247          7,104            7,450
                                 -------------  -------------   -------------
Non-interest expense
 Salaries and employee benefits        10,441          9,097            9,843
 Net occupancy                          1,491          1,102            1,302
 Equipment                              1,818          1,383            1,752
 Other operating                        6,213          5,129            6,364
 Merger-related expenses (1)               92          1,066              392
                                 -------------  -------------   -------------
   Total non-interest expense          20,055         17,777           19,653
                                 -------------  -------------   -------------
 Income before income taxes            11,054         11,339           11,702
Provision for income taxes              2,165          3,271            2,582
                                 -------------  -------------   -------------
    Net income                    $     8,889    $     8,068      $     9,120
                                 =============  =============   =============
Taxable equivalent
  net interest income             $    27,246    $    25,943      $    28,909

Per common share data
---------------------
Net income (2)                    $      0.44    $      0.42      $      0.44
Dividends declared                       0.24           0.23            0.235
Book value (period end)                 15.89          15.38            15.89
Tangible book value (period end)        12.99          12.42            13.02
Average shares outstanding         20,366,287     19,016,622       20,641,964
Period end shares outstanding      20,202,078     21,283,506       20,461,745


Profitability ratios (annualized)
---------------------------------
Return on average assets                1.09%          1.21%            1.10%
Return on average equity               11.14%         11.63%           11.02%
Yield on earning assets (3)             5.95%          6.87%            6.19%
Cost of interest bearing liabilities    2.62%          3.16%            2.76%
Net interest margin (3)                 3.65%          4.18%            3.80%
Efficiency (3), (4)                    57.81%         49.82%           53.16%




(1) merger-related expenses are primarily related to the acquisition of American Bancorporation.
(2) basic and diluted were the same.
(3) taxable equivalent basis.
(4) excludes merger-related items, net securities gains and net losses on sale of assets.




                                 7


WESBANCO, INC.
Consolidated Selected Financial Highlights
March 31, 2003 and 2002 and December 31, 2002

(unaudited, dollars in thousands)



                                                              March 31,                December 31,
                                                    -----------------------------     -------------
Asset quality data                                      2003             2002              2002
------------------                                  -------------   -------------     -------------
Non-performing assets:
  Non-accrual loans                                  $    10,846     $     7,038       $     7,480
  Renegotiated loans                                         665           2,657             2,646
                                                    -------------   -------------     -------------
    Total non-performing loans                            11,511           9,695            10,126
  Other real estate and
   repossessed assets                                      4,659           3,239             4,213
                                                    -------------   -------------     -------------
    Total non-performing loans
     and assets                                      $    16,170     $    12,934       $    14,339
                                                    =============   =============     =============

Loans past due 90 days or more                       $     8,892     $    11,961       $    12,105
Allowance for loan losses                                 25,516          24,219            25,080
Net loan charge-offs
    (quarter-to-date)                                      1,544           2,709             2,415
Allowance for loan losses/non-
    performing loans                                        2.22 X          2.50 X            2.48 X
Allowance for loan losses/non-
    performing loans and past
    due 90 days or more                                     1.25 X          1.12 X            1.13 X
Allowance for loan
    losses/total loans                                      1.40 %          1.30 %            1.38 %
Non-performing
    assets/total assets                                     0.48            0.41              0.43
Non-performing assets/total
    loans, other real estate
    and repossessed assets                                  0.88            0.69              0.79
Non-performing loans/total loans                            0.63            0.52              0.56
Non-performing loans and loans
    past due 90 days or more/
    total loans                                             1.12            1.16              1.22
Net loan charge-offs
    (annualized) /average loans                             0.34            0.67              0.53


                               Regulatory Guidelines
                          -------------------------------
                                              Well
Capital ratios               Minimum       Capitalized
--------------            -----------    --------------
Tier I leverage capital         4.00 %            5.00 %    8.43 %         10.54 %            8.53 %
Tier I risk-based capital       4.00              6.00     12.75           13.33             12.95
Total risk-based capital        8.00             10.00     13.94           14.49             14.13



                                 8